Exhibit 99.1

PRESS RELEASE

Editorial Contact:	For Release:
Kevin Palatnik	IMMEDIATE
(408) 764-4110	April 28, 2016
No. 1391

Coherent, Inc. Reports Second Fiscal Quarter Results

SANTA CLARA, CA, April 28, 2016 -- Coherent, Inc. (NASDAQ, COHR), a world leader in providing lasers and laser-based technology for scientific, commercial and industrial customers, today announced financial results for its second fiscal quarter ended April 2, 2016.

FINANCIAL HIGHLIGHTS

	Three Months Ended			Six Months Ended
	April 2, 2016	January 2, 2016	April 4, 2015	April 2, 2016	April 4, 2015
GAAP Results
(in millions except per share data)
Net sales	$199.9	$190.3	$203.7	$390.2	$404.3
Net income	$17.8	$20.3	$18.4	$38.1	$35.8
Diluted EPS	$0.73	$0.84	$0.74	$1.57	$1.43

Non-GAAP Results
(in millions except per share data)
Net income	$25.3	$23.9	$23.4	$49.3	$45.3
Diluted EPS	$1.04	$0.99	$0.94	$2.03	$1.81

SECOND FISCAL QUARTER DETAILS

For the second fiscal quarter ended April 2, 2016, Coherent announced net sales of $199.9 million and net income, on a U.S. generally accepted accounting principles (GAAP) basis, of $17.8 million, or $0.73 per diluted share. These results compare to net sales of $203.7 million and net income of $18.4 million, or $0.74 per diluted share, for the second quarter of fiscal 2015.

Non-GAAP net income for the second quarter of fiscal 2016 was $25.3 million, or $1.04 per diluted share. Non-GAAP net income for the second quarter of fiscal 2015 was $23.4 million, or $0.94 per diluted share. Reconciliations of GAAP to non-GAAP financial measures for the three months ended April 2, 2016, January 2, 2016 and April 4, 2015 appear in the financial statements portion of this release under the heading “Reconciliation of GAAP to Non-GAAP net income."

Net sales for the first quarter of fiscal 2016 were $190.3 million and net income, on a GAAP basis, was $20.3 million, or $0.84 per diluted share. Non-GAAP net income for the first quarter of fiscal 2016 was $23.9 million, or $0.99 per diluted share.

Exhibit 99.1

Ending backlog expected to ship in the next 12 months was $469.3 million at April 2, 2016, compared to a backlog of $370.0 million at January 2, 2016 and a backlog of $315.3 million at April 4, 2015.

As previously announced, on March 16, 2016, we entered into a definitive agreement to acquire Rofin-Sinar Technologies, Inc. ("Rofin"), one of the world's leading developers and manufacturers of high-performance industrial laser sources and laser-based solutions and components. The acquisition will be an all-cash transaction at a price of $32.50 per share of Rofin common stock for a total approximate offer value of $942 million before fees and transaction costs. The completion of the acquisition is subject to customary closing conditions, including regulatory approvals.

“Coherent is in the very enviable position of having two game-changing opportunities underway.  Our market-enabling solution for OLED manufacturing has contributed to record-shattering orders of nearly $500 million in the second fiscal quarter and includes Linebeam 1000, Linebeam 1500 and UV Blade systems.  The capacity these tools provide will help drive a market share inversion between today’s LTPS-LCD technology and rigid and flexible OLEDs for mobile display applications. These systems and their long-term service annuity will deliver significant revenue, gross margin and profit dollars to the company,” said John Ambroseo, Coherent’s President and Chief Executive Officer. “We are also very excited by the opportunity to join forces with Rofin, which will greatly enhance our position in materials processing, the world’s largest market for lasers and laser-based tools.  An intercompany team is actively engaged on how to best support customers, create revenue and cost synergies and finalize the plan for the first 100 days.  We anticipate that the transaction will close within 6-9 months from the original announcement.  We believe these opportunities will generate strong cash flow and we intend to use it to aggressively retire the acquisition financing,” Ambroseo added.

Coherent ended the quarter with cash, cash equivalents and short term investments of $361.1 million, an increase of $24.9 million from cash, cash equivalents and short term investments of $336.2 million at January 2, 2016.

CONFERENCE CALL REMINDER

The Company will host a conference call today to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern). A listen-only broadcast of the conference call can be accessed on the Company's website at http://www.coherent.com/Investors/. For those who are not able to listen to the live broadcast, the call will be archived for approximately three months on the company's website. A transcript of management’s prepared remarks can be found at http://www.coherent.com/Investors/.

Exhibit 99.1

Summarized statement of operations information is as follows (unaudited, in thousands except per share data):

	Three Months Ended			Six Months Ended
	April 2, 2016	January 2, 2016	April 4, 2015	April 2, 2016	April 4, 2015

Net Sales	$199,882	$190,275	$203,721	$390,157	$404,336
Cost of sales(A)(B)(C)	111,283	106,377	120,417	217,660	238,713
Gross profit	88,599	83,898	83,304	172,497	165,623
Operating expenses:
Research & development(A)(B)	20,955	19,140	21,024	40,095	40,197
Selling, general & administrative(A)(B)(D)	40,940	36,774	39,482	77,714	77,623
Amortization of intangible assets(C)	700	701	666	1,401	1,362
Total operating expenses	62,595	56,615	61,172	119,210	119,182
Income from operations	26,004	27,283	22,132	53,287	46,441
Other income (expense), net(B)	(1,780)	(222)	1,990	(2,002)	1,305
Income before income taxes	24,224	27,061	24,122	51,285	47,746
Provision for income taxes(E)	6,443	6,775	5,709	13,218	11,903
Net income	$17,781	$20,286	$18,413	$38,067	$35,843

Net income per share:
Basic	$0.74	$0.85	$0.75	$1.58	$1.44
Diluted	$0.73	$0.84	$0.74	$1.57	$1.43

Shares used in computations:
Basic	24,137	23,996	24,709	24,066	24,823
Diluted	24,362	24,236	24,891	24,299	25,042

(A)	Stock-based compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

Stock-based compensation expense	Three Months Ended			Six Months Ended
	April 2, 2016	January 2, 2016	April 4, 2015	April 2, 2016	April 4, 2015
Cost of sales	$594	$605	$676	$1,199	$1,273
Research & development	610	426	556	1,036	886
Selling, general & administrative	4,183	2,714	3,550	6,897	7,013
Impact on income from operations	$5,387	$3,745	$4,782	$9,132	$9,172

For the quarters ended April 2, 2016, January 2, 2016 and April 4, 2015, the impact on net income, net of tax was $3,876 ($0.16 per diluted share), $3,394 ($0.14 per diluted share) and $3,479 ($0.14 per diluted share), respectively. For the six months ended April 2, 2016 and April 4, 2015, the impact on net income, net of tax was $7,270 ($0.30 per diluted share) and $7,439 ($0.30 per diluted share), respectively.

Exhibit 99.1

(B)
Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense) net. Deferred compensation expense (benefit) included in operating results is summarized below:

Deferred compensation expense (benefit)	Three Months Ended			Six Months Ended
	April 2, 2016	January 2, 2016	April 4, 2015	April 2, 2016	April 4, 2015
Cost of sales	$(67)	$33	$21	$(34)	$35
Research & development	(296)	132	77	(164)	160
Selling, general & administrative	(1,485)	702	598	(783)	1,026
Impact on income from operations	$(1,848)	$867	$696	$(981)	$1,221

For the quarters ended April 2, 2016, January 2, 2016 and April 4, 2015, the impact on other income (expense) net from gains or losses on deferred compensation plan assets was expense of $1,819, income of $932 and income of $724, respectively. For the six months ended April 2, 2016 and April 4, 2015, the impact on other income (expense) net from gains or losses on deferred compensation plan assets was expense of $887 and income of $1,173, respectively.

(C)
For the quarters ended April 2, 2016, January 2, 2016 and April 4, 2015, the impact of amortization of intangible expense was $2,077 ($1,422 net of tax ($0.06 per diluted share)), $2,092 ($1,448 net of tax ($0.06 per diluted share)) and $2,036 ($1,540 net of tax ($0.06 per diluted share)), respectively. For the six months ended April 2, 2016 and April 4, 2015, the impact of amortization of intangible expense was $4,169 ($2,870 net of tax ($0.12 per diluted share)) and $4,216 ($3,147 net of tax ($0.13 per diluted share)), respectively.

(D)	The quarter ended April 2, 2016 included $3,584 ($2,264 net of tax ($0.09 per diluted share)) of costs related the recently announced agreement to acquire Rofin.

(E)	The quarter ended January 2, 2016 and six months ended April 2, 2016 included $1,221 ($0.05 per diluted share) non-recurring tax benefit from the renewal of the R&D tax credit for fiscal 2015.

Exhibit 99.1

Summarized balance sheet information is as follows (unaudited, in thousands):

	April 2, 2016	October 3, 2015
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$361,058	$325,515
Accounts receivable, net	150,409	142,260
Inventories	179,067	156,614
Prepaid expenses and other assets	34,602	28,294
Total current assets	725,136	652,683
Property and equipment, net	108,575	102,445
Other assets	214,832	213,819
Total assets	$1,048,543	$968,947

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$5,000	$—
Accounts payable	43,458	33,379
Other current liabilities	101,353	89,211
Total current liabilities	149,811	122,590
Other long-term liabilities	49,183	49,939
Total stockholders’ equity	849,549	796,418
Total liabilities and stockholders’ equity	$1,048,543	$968,947
Certain reclassifications have been made to prior year amounts to conform to the current year’s presentation.

Reconciliation of GAAP to Non-GAAP net income (unaudited, in thousands (other than per share data), net of tax):

	Three Months Ended			Six Months Ended
	April 2, 2016	January 2, 2016	April 4, 2015	April 2, 2016	April 4, 2015
GAAP net income	$17,781	$20,286	$18,413	$38,067	$35,843
Stock-based compensation expense	3,876	3,394	3,479	7,270	7,439
Amortization of intangible assets	1,422	1,448	1,540	2,870	3,147
Acquisition-related costs	2,264	—	—	2,264	—
Non-recurring tax benefit	—	(1,221)	—	(1,221)	(1,118)
Non-GAAP net income	$25,343	$23,907	$23,432	$49,250	$45,311

Non-GAAP net income per diluted share	$1.04	$0.99	$0.94	$2.03	$1.81

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include the statements in this press release that relate to revenue, gross margin and profit dollars from our market-enabling solutions and their ability to drive market share inversion between technologies, the timing of the closing of the Rofin merger, the effect the merger with Rofin will have on the Company’s position in materials processing, the ability of the combined company to generate strong cash flow and to aggressively retire acquisition financing. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any

Exhibit 99.1

forward-looking statement.  Factors that could cause actual results to differ materially include risks and uncertainties, including, but not limited to, risks associated with any general market recovery, growth in demand for our products, the worldwide demand for flat panel displays, the demand for and use of the Company’s products in commercial applications, our successful implementation of our customer design wins, our and our customers’ exposure to risks associated with worldwide economic conditions, our customers’ ability to cancel long-term purchase orders, the ability of our customers to forecast their own end markets, our ability to accurately forecast future periods, customer acceptance and adoption of our new product offerings, continued timely availability of products and materials from our suppliers, our ability to timely ship our products and our customers’ ability to accept such shipments, our ability to have our customers qualify our product offerings, worldwide government economic policies, the risk the merger with Rofin may not be completed in a timely manner or at all, the failure to satisfy the conditions to consummation of the merger, the occurrence of any event, change or circumstance that could give rise to termination of the merger agreement, the effect of the announcement of the merger on business relationships, operating result and business generally, challenges and costs of closing, integrating and achieving anticipated synergies, the risk that the proposed merger disrupts current plans and operations and potential employee retention difficulties, risks related to diverting management’s attention from ongoing business operations, the outcome of any legal proceedings that may be instituted related to the merger agreement, and other risks identified in the Company’s and Rofin’s SEC filings.  Readers are encouraged to refer to the risk disclosures and critical accounting policies and estimates described in the Company’s reports on Forms 10-K, 10-Q and 8-K, as applicable and as filed from time-to-time by the Company.  Actual results, events and performance may differ materially from those presented herein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to update these forward-looking statements as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Rofin plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the merger. Additionally, Rofin will file other relevant materials with the SEC in connection with the Merger. The Proxy Statement will contain important information about the Company, Rembrandt Merger Sub Corp., Rofin, the merger and related matters. Stockholders are urged to read the Proxy Statement carefully when it is available.

Stockholders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company and Rofin through the web site maintained by the SEC at www.sec.gov.

In addition, stockholders will be able to obtain free copies of the Proxy Statement from Rofin by contacting their investor relations department.

The Company and Rofin, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Rofin in respect of the transactions contemplated by the merger agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Form 10-K for the year ended October 3, 2015, and its proxy statement filed with the SEC on January 27, 2016. Information regarding Rofin’s directors and executive officers is contained in Rofin’s Form 10-K for the year ended September 30, 2015 and its proxy statement filed with the SEC on February 17, 2016. To the extent holdings of securities by such directors or executive officers have changed since the amounts printed in the proxy statements, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement to be filed by Rofin and other relevant materials to be filed with the SEC when they become available.

Exhibit 99.1

Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers and laser-based technology for scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 2000 and Standard & Poor’s SmallCap 600 Index. For more information about Coherent, visit the Company's Web site at www.coherent.com for product and financial updates.

5100 Patrick Henry Dr. . P. O. Box 54980, Santa Clara, California 95056–0980 . Telephone (408) 764-4000